SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, include area code:   651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On February 7, 2002 Ecolab Inc. (the “Company”) announced that it closed on the placement of Euro 300,000,000 aggregate principal amount of 5.375% Notes due 2007.  The offered securities have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The net proceeds of the offering will be used to refinance existing debt of the Company.

A copy of the News Release issued by Ecolab is attached hereto as Exhibit (99).

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

(99)  Ecolab Inc. News Release dated February 7, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

		By:	/s/ Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date:	February 7, 2002

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING
(99)	Ecolab Inc. News Release dated February 7, 2002	Filed herewith electronically.